UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

The Management Network Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held September 20, 2012

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation (the “Company”), will be held on September 20, 2012, at 9:00 a.m. local time, at the Hilton Chicago O’Hare Airport, O’Hare International Airport, Chicago, Illinois 60666, to consider and vote upon the following matter:

1. The proposed removal of Richard P. Nespola as a director of the Company, without cause.

Stockholders of record at the close of business on August 10, 2012, are entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote per share.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or by telephone as provided on the proxy. You may attend the meeting and vote in person even if you have returned a proxy.

By order of the Board of Directors

DONALD E. KLUMB
President, CEO, and CFO

August 17, 2012

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR TO VOTE PROMPTLY VIA THE INTERNET OR BY TELEPHONE AS PROVIDED ON THE PROXY.

THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 20, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of The Management Network Group, Inc. (“we,” “us,” the “Company” or “TMNG”), for use at the Special Meeting of Stockholders to be held September 20, 2012 at 9:00 a.m. local time, or at any postponement or adjournment thereof (the “Special Meeting”), for the purpose set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Hilton Chicago O’Hare Airport, O’Hare International Airport, Chicago, Illinois 60666.

These proxy solicitation materials are expected to be first mailed on or prior to August 17, 2012, to all stockholders entitled to vote at the Special Meeting.

RECORD DATE AND SHARE OWNERSHIP

Stockholders of record at the close of business on August 10, 2012 (the “Record Date”), are entitled to notice of and to vote at the Special Meeting. On the Record Date, 7,104,483 shares of our common stock were outstanding.

REVOCABILITY OF PROXIES

You may revoke your proxy at any time before the Special Meeting by (a) delivering to the Secretary of the Company prior to the Special Meeting a written notice of revocation or a duly executed proxy bearing a later date or (b) voting via the Internet or by telephone subsequent to the date shown on a previously executed and delivered proxy or the date of a prior Internet or telephone vote. You may also revoke your proxy by attending the Special Meeting and voting in person. If you only attend the Special Meeting but do not vote, your proxy will not be revoked.

VOTING AND SOLICITATION

Each stockholder is entitled to one vote for each share held as of the Record Date. If your shares are held in “street name” and you wish to vote at the Special Meeting, you must obtain a proxy form from the institution that holds your shares. Stockholders may vote by marking, signing, dating and returning the enclosed proxy in the postage-prepaid envelope enclosed for that purpose or by voting via the Internet or by telephone as provided on the enclosed proxy.

We will pay the cost of soliciting proxies. We expect to reimburse banks, brokerage firms and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners of their shares. Certain of our directors, officers and employees may also solicit proxies, without additional compensation, personally or by mail, telephone, electronic mail, courier service or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections appointed for the meeting, who will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Special Meeting is a majority of the shares of stock of the Company issued and outstanding and entitled to vote thereat, present in person or represented by proxy. Shares voted “FOR” or “AGAINST” a matter will be treated as being present at the meeting for purposes of establishing a quorum and will also be treated as shares voted at the Special Meeting. Abstentions will also be treated as being present for purposes of determining the presence of a quorum. A “broker non-vote” would occur when a broker holding shares for a beneficial owner votes at the meeting but does not vote on a particular proposal because the broker does not have discretionary voting authority for the proposal and has not received instructions from the beneficial owner. Because only one proposal is being considered at the Special Meeting, the Company does not expect any broker non-votes.

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon is required to approve the proposal to remove Richard P. Nespola as a director of the Company without cause. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Special Meeting, abstentions will have the same effect as a vote against this proposal.

BOARD RECOMMENDATION; VOTING OF SHARES

The Board of Directors (other than Richard P. Nespola) recommends that you vote:

•	FOR the approval of the proposed removal of Richard P. Nespola as a director of the Company without cause.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendation of the Board of Directors (other than Richard P. Nespola) and vote FOR the approval of the proposed removal of Richard P. Nespola as a director of the Company without cause. Under the Company's Bylaws, only such business as shall have been brought before the meeting pursuant to the Company's notice of meeting may be conducted at the Special Meeting. If any other matter properly comes before the meeting, including any matters which the Board of Directors did not know would be presented at the meeting a reasonable time before this solicitation, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 2012.

This proxy statement is available to you at www.proxyvote.com.

PROPOSAL NO. 1

REMOVAL OF RICHARD P. NESPOLA
AS A DIRECTOR OF THE COMPANY WITHOUT CAUSE

The Company’s Board of Directors (with six directors voting in favor and Mr. Nespola voting against) has called the Special Meeting for stockholders to consider and vote upon a proposal to remove Richard P. Nespola as a director of the Company, without cause. The Company previously terminated Mr. Nespola's employment as the Company’s Chairman of the Board and Chief Executive Officer in January 2012. Mr. Nespola is currently serving as a director of the Company until the 2014 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Under the Company's Certificate of Incorporation, any one or more directors of the Company may be removed with or without cause by the holders of a majority of the shares then entitled to vote in an election of directors. The proposal calls for the removal of Mr. Nespola by the stockholders without cause.

A factor considered by the members of the Board of Directors (other than Mr. Nespola) in seeking the removal of Mr. Nespola as a director of the Company, without cause, is the ongoing litigation between Mr. Nespola and the Company. As previously disclosed, on January 10, 2012, Mr. Nespola filed an action, Richard P. Nespola v. The Management Network Group, Inc., against the Company with the American Arbitration Association. In this action, Mr. Nespola claims that the Company breached his employment agreement and an implied covenant of good faith and fair dealing by: (i) improperly deciding not to renew his employment agreement, and (ii) subsequently deciding to terminate his employment for cause. Further, Mr. Nespola claims the Company defamed him by publishing to the Board of Directors of the Company allegedly false reasons for terminating his employment for cause. Mr. Nespola seeks in excess of $1.6 million in damages plus attorneys’ fees and costs. The Company denies Mr. Nespola’s allegations. The arbitration is pending resolution of Richard P. Nespola v. The Management Network Group, Inc., and American Arbitration Association, in which a New York state court has ordered that the arbitration take place in New York, a decision the Company intends to appeal.

The Board of Directors (with six directors voting in favor and Mr. Nespola voting against) has approved a resolution to reduce the number of directors from seven (7) directors to six (6) directors if the proposal to remove Mr. Nespola as a director without cause is approved by the stockholders.

Mr. Nespola has provided written notice to the Company that he intends to vigorously oppose his removal from the Board of Directors and the Company's solicitation of proxies from stockholders for use at the Special Meeting to accomplish same. The Company was subsequently advised that such opposition does not include the counter-solicitation or direct solicitation of proxies.

Approval Required

The affirmative vote of a majority of the shares of common stock of the Company entitled to vote thereon is required to approve the proposal to remove Richard P. Nespola as a director of the Company, without cause. The effect of an abstention is the same as that of a vote against the proposal.

The Board of Directors (other than Mr. Nespola) recommends that the stockholders vote FOR approval of the proposal to remove Richard P. Nespola as a director of the Company, without cause.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company's Common Stock as of August 1, 2012 (including options to purchase Common Stock exercisable within sixty days after such date), by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

	Shares Beneficially Owned
	Total Number	Percent
Beneficial Owners
5% Stockholders (excluding executive officers or directors):
Potomac Capital Management, LLC, Potomac Capital Management II, LLC, and Paul J. Solit(1) 825 Third Avenue, 33rd Floor, New York, NY 10022	615,802	8.7%
Mill Road Capital Management LLC(2) 382 Greenwich Avenue, Suite One, Greenwich, CT 06830	589,507	8.3%
Hershey Management I, LLC and Hershey Strategic Capital, LP(3) 888 7th Avenue , 17th Floor, New York, NY 10019	448,000	6.3%
Norman H. & Sandra F. Pessin(4) 366 Madison Avenue, 14th Floor, New York, NY 10017	416,753	5.9%
Stern Family Partners, L.P.(5) 708 Third Avenue, Suite 1610, New York, NY 10017	359,781	5.1%
Executive Officers & Directors:
Richard P. Nespola(6) c/o 7300 College Boulevard, Suite 302, Overland Park, KS 66210	547,427	7.7%
Micky K. Woo(7) c/o 7300 College Boulevard, Suite 302, Overland Park, KS 66210	442,944	6.2%
Donald E. Klumb(8)	66,666	*
Susan M. Simmons(9)	9,000	*
Roy A. Wilkens(10)	26,700	*
Andrew D. Lipman(11)	15,000	*
Robert J. Currey(12)	18,500	*
A. Reza Jafari(13)	5,625	*
Peter H. Woodward(14)	147,213	2.1%
All directors and executive officers as a group (11 persons)(15)	1,313,019	18.4%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Based on information provided by Potomac Capital Management, LLC and Paul J. Solit, in a Schedule 13G/A filed on March 14, 2012. According to the Schedule 13G/A, Potomac Capital Management, LLC, and Paul J. Solit jointly own 529,744 shares and Paul J. Solit individually owns 86,058 shares.
(2)	Based on information provided by Mill Road Capital Management, LLC.
(3)	Based on information provided by Hershey Management I, LLC and Hershey Strategic Capital, LP in a Schedule 13G filed on February 14, 2012. According to the Schedule 13G, Hershey Strategic Capital, LP beneficially owns 448,000 shares, and as its investment advisor, Hershey Management I, LLC has the voting and dispositive power with respect to all of the 448,000 shares.
(4)	Based on information provided by Norman H. & Sandra F. Pessin in a Schedule 13D/A filed on January 27, 2012. According to the Schedule 13D/A, Norman H. Pessin owns 240,302 shares and Sandra F. Pessin owns 176,451 shares.

(5)	Based on information provided by Stern Family Partners, L.P. in a Schedule 13D/A filed on January 3, 2012. According to the Schedule 13D/A, Stern Family Partners, L.P. owns 359,781 shares.
(6)	Mr. Nespola disclaims beneficial ownership of 101,315 shares of common stock held by the Quimby Lane 2002 Trust, which is an irrevocable grantor trust of which Mr. Nespola's spouse and adult son are the sole beneficiaries.
(7)	Includes 200,000 shares held by Woo 2005 Family Trust, 183,904 shares held by Micky K. Woo Trust, and 14,040 shares held by Growth Unlimited, Inc., and 30,000 exercisable stock options.
(8)	Includes 20,000 exercisable stock options.
(9)	Includes 8,000 exercisable stock options.
(10)	Includes 10,000 exercisable stock options.
(11)	Includes 15,000 exercisable stock options.
(12)	Includes 17,500 exercisable stock options.
(13)	Includes 5,625 exercisable stock options.
(14)	Shares owned by MHW Partners, L.P., a Delaware limited partnership. By virtue of his relationship with MHW Partners, L.P., Mr. Woodward may be deemed to beneficially own the shares owned by MHW Partners, L.P.
(15)	Includes 137,126 exercisable stock options.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

In addition to the requirements under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Company's proxy statement and form of proxy relating to an annual meeting of stockholders, our Bylaws establish procedures which stockholders must follow in order to nominate directors or make proposals other than under SEC Rule 14a-8 for consideration at an annual meeting of stockholders. Any stockholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary of the Company. A copy of our Bylaws was filed as Exhibit 3.3 to our Form 8-K filed with the SEC on June 12, 2012 and is available on the SEC's website (www.sec.gov).

Stockholder Nominees for 2013 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to nominate someone to the Board of Directors, you must give written notice to the Company's Secretary. Your notice must be delivered to or mailed and received at the principal executive offices of the Company not more than 150 calendar days (December 1, 2012) and not less than 120 calendar days (December 31, 2012) in advance of the first anniversary date of mailing of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. However, if the date of the 2013 annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the prior year's meeting date, notice must be delivered and received no earlier than 150 calendar days before such annual meeting and not less than the later of (i) 120 calendar days before such annual meeting or (ii) ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. A nomination received after such date will be deemed untimely and will not be considered. Your notice must include the information specified in our Bylaws and a written consent of each nominee to serve as a director of the Company if elected. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether a nomination was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that the defective nomination shall be disregarded.

Stockholder Proposals at 2013 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to make a proposal to the stockholders other than pursuant to SEC Rule 14a-8, you must give written notice to the Company's Secretary in accordance with the same procedure specified for nominations of directors, and the notice must provide the information specified in our Bylaws. Any proposal received after the date specified above will be deemed untimely and will not be considered. Under our Bylaws, the proposal will not be considered if the proposal is not in accordance with applicable law and the rules of the SEC. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that such proposal shall be disregarded.

Deadline for Including a Stockholder Proposal in the Proxy Statement for the 2013 Annual Meeting of Stockholders.

Proposals that are intended to be presented by stockholders at our 2013 annual meeting of stockholders must be received by us no later than December 31, 2012 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

HOUSEHOLDING

A single copy of this proxy statement is being delivered to any multiple stockholders sharing the same address pursuant to SEC Rule 14a-3(e)(1), unless we or our transfer agent have received contrary instructions from one or more of those stockholders. We agree to deliver promptly upon written or oral request a separate copy of this proxy statement to any stockholder at a shared address to which a single copy has been delivered. You may notify us that you wish to receive a separate copy of the proxy statement for the Special Meeting or any future annual meeting of stockholders by contacting us at 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, (913) 345-9315, Attention: Secretary. Stockholders who are members of a single household receiving multiple copies of those documents and who wish to receive a single copy may contact us at the same address or telephone number.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Special Meeting. Under the Company's Bylaws, only such business as shall have been brought before the meeting pursuant to the Company's notice of meeting may be conducted at the Special Meeting. If any other matters properly come before the Special Meeting, including any matters which the Board of Directors did not know would be presented at the meeting a reasonable time before this solicitation, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend or, if no recommendation is given, in their own discretion.

The Board of Directors

Overland Park, Kansas
August 17, 2012

tmng global

THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BLVD, SUITE 302
OVERLAND PARK, KS 66210

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M48859-S96317 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

THE MANAGEMENT NETWORK GROUP, INC.

The Board of Directors (other than Richard P. Nespola) recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Special Meeting Proxy Statement is available at www.proxyvote.com.

M48860-S96317

By signing this proxy, you revoke all prior proxies and appoint Donald E. Klumb and Thurston K. Cromwell, and each of them, with full power of substitution, to vote these shares on the matter proposed and any other matters which may come before the Special Meeting and all adjournments or postponements.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY YOU. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE REMOVAL OF RICHARD P. NESPOLA AS A DIRECTOR OF THE COMPANY, WITHOUT CAUSE.

Address changes/comments:

____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side